AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARY

             STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE

----------------------------------------------------------------------- ------------------------------------------
                                                                                       Year Ended
                                                                                      December 31,
------------------------------------------------------------------------------------------------------------------
                                                                             1999                   1998
------------------------------------------------------------------------------------------------------------------
Net Loss                                                                 $ (1,677,583)         $   (492,814)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Cumulative Preferred Stock Dividend                                           (17,717)             (104,167)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Beneficial Conversion Preferred Stock Dividend                               (468,750)             (781,250)
                                                                        --------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                         $ (2,164,050)         $ (1,378,231)
                                                                        -----------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Weighted Average Common Shares Outstanding                                  3,638,983             2,992,500
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Adjustments  to Reflect  Requirements  of the  Securities
and Exchange Commission SAB 83:
Common Stock issued to director within this period
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Common Shares Issued to Acquire Omega Metals, Inc.                                                  226,470
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Total Weighted Average Number of Common Shares and Equivalents              3,638,983             3,218,970
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Net Loss Per Common Share                                                $       (.59)         $        (43)
                                                                        ------------------------------------
------------------------------------------------------------------------------------------------------------------
